UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2017

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the approval by the Centers for Medicare and Medicaid Services (“CMS”) for APA ACO, Inc. (“APAACO”), which is owned 50% by Apollo Medical Holdings, Inc. (the “Company”), to participate in the Next Generation ACO Model (the “NGACO Model”), CMS and APAACO have entered into a Next Generation ACO Model Participation Agreement (the “Participation Agreement”). For more information concerning the CMS announcement, accountable care organizations (“ACOs”) generally and the NGACO Model, see Item 8.01, “Other Events” below.

Apollo Medical Management, Inc., a wholly-owned subsidiary of the Company, has a long-term management services agreement with APAACO. APAACO is a variable interest entity of the Company and, as such, its results of operations will be consolidated with those of the Company.

The term of the Participation Agreement is two performance years, through December 31, 2018. CMS may offer to renew the Participation Agreement for an additional two performance years. Additionally, the Participation Agreement may be terminated sooner by CMS as specified therein.

As required by the Participation Agreement, APAACO shall maintain an aligned population of at least 10,000 beneficiaries during each performance year. APAACO and its participants may not participate in any other Medicare shared savings initiatives. APAACO shall require its participants and preferred providers to make medically necessary covered services available to beneficiaries in accordance with applicable laws, regulations and guidance.

APAACO shall implement processes and protocols that relate to specified objectives for patient-centered care consistent with the NGACO model. In connection therewith, APAACO shall require its participants to comply with and implement these designated processes and protocols, and shall institute remedial processes and penalties, as appropriate, for participants that fail to comply with or implement a required process or protocol.

CMS shall use the APAACO’s quality scores calculated under the relevant provisions of the Participation Agreement to determine, in part, its “Performance Year Benchmark”. CMS shall assess APACO’s quality performance using the quality measures set forth in the Participation Agreement and the quality measure data required to be reported by APAACO as set forth in the Participation Agreement. CMS shall use APAACO’s performance on each of the quality measures to calculate its total quality score according to a methodology to be determined by CMS prior to the start of each performance year.

For each performance year, CMS shall determine APAACO’s Performance Year Benchmark. No later than 15 days before the beginning of each performance year, CMS shall provide the ACO with a Performance Year Benchmark Report consisting of APAACO’s Performance Year Benchmark. On a quarterly basis during each performance year, CMS shall provide APAACO with a Quarterly Financial Report. The Quarterly Financial Report may comprise adjustments to the Performance Year Benchmark resulting from updated information regarding any factors that affect the Performance Year Benchmark calculation.

For each performance year, APAACO shall submit to CMS its selections for risk arrangement; the amount of a savings/loss cap; alternative payment mechanism; benefits enhancements, if any; and its decision regarding voluntary alignment under the NGACO model. APAACO must obtain CMS consent before voluntarily discontinuing any benefit enhancement during a performance year.

For each performance year, CMS shall pay APAACO in accordance with the alternative payment mechanism, if any, for which CMS has approved APAACO; the risk arrangement for which APAACO has been approved by CMS; and as otherwise provided in the Participation Agreement. Following the end of each performance year, and at such other times as may be required under the Participation Agreement, CMS will issue a settlement report to APAACO setting forth the amount of any shared savings or shared losses and the amount of other monies owed. If CMS owes APAACO shared savings or other monies owed, CMS shall pay the ACO in full within 30 days after the date on which the relevant settlement report is deemed final, except as provided in the Participation Agreement. If APAACO owes CMS shared losses or other monies owed as a result of a final settlement, APAACO shall pay CMS in full within 30 days after the relevant settlement report is deemed final. If APAACO fails to pay the amounts due to CMS in full within 30 days after the date of a demand letter or settlement report, CMS shall assess simple interest on the unpaid balance at the rate applicable to other Medicare debts under current provisions of law and applicable regulations. In addition, CMS and the U.S. Department of the Treasury may use any applicable debt collection tools available to collect any amounts owed by APAACO.

Unless specifically permitted under the Participation Agreement, APAACO participants, preferred providers and other individuals or entities performing functions and services related to ACO activities are prohibited from providing gifts or other remuneration to beneficiaries to induce them to receive items or services from APAACO, its participants or preferred providers, or to induce them to continue to receive items or services from APAACO, its participants or preferred providers.

APAACO shall maintain the privacy and security of all NGACO-related information that identifies individual beneficiaries in accordance with the Health Insurance Portability and Accountability (“HIPAA”) Privacy and Security Rules and all relevant HIPAA guidance applicable to the use and disclosure of protected health information by covered entities, as well as applicable state laws and regulations.

The Participation Agreement requires APAACO to report specified information on a publicly accessible website maintained by it, which information includes organizational information, shared savings and shares losses information, and performance on quality measures.

APAACO is required to maintain a compliance plan that includes at least certain specified elements. CMS shall maintain monitoring and oversight responsibility over APACO, its participants and preferred providers. At the end of each performance year, an individual with the legal authority to bind APAACO must certify (i) that it, its participants, preferred providers and other individuals or entities performing functions or services related to ACO activities are in compliance with program requirements; and (ii) the accuracy, completeness and truthfulness of all data and information that are generated or submitted by APAACO, its participants, preferred providers or other individuals or entities performing functions or services related to ACO activities.

The Participation Agreement contains additional provisions, including those concerning governance requirements, financial arrangements with participants and preferred providers, maintenance and updating procedures of a list of APACO’s participants and preferred providers, the requirement to participate in independent evaluations and site visits, protection of APAACO’s intellectual property, the requirement for APACO to comply with all applicable Federal laws and state licensure requirements, record retention requirements, the Federal Government’s audit rights of APAACO, provisions for remedial action that CMS may take against APAACO, financial settlement upon termination of the Participation Agreement, acknowledgment of limited administrative or judicial review for certain ACO activities, dispute resolution, prohibition of assignment of the Participation Agreement and change of control provisions.

Item 8.01	Other Events.

On January 18, 2017, CMS announced that APAACO, which is owned 50% by the Company, has been approved to participate in the NGACO Model. Through this new model, CMS will partner with APAACO and other ACOs experienced in coordinating care for populations of patients and whose provider groups are willing to assume higher levels of financial risk and reward under the NGACO Model. The NGACO program began on January 1, 2017.

Previously, APAACO was approved by CMS to operate a Medicare accountable care organization (“Medicare ACO”). A Medicare ACO is an entity formed by certain health care providers that accepts financial accountability for the overall quality and cost of medical care furnished to Medicare fee-for-service beneficiaries assigned to the entity. Typically, the health care providers participating in a Medicare ACO continue to bill Medicare under the traditional fee-for-service system for services rendered to beneficiaries. However, a Medicare ACO may share in any Medicare savings achieved with respect to the aligned beneficiary population if the Medicare ACO satisfies minimum quality performance standards. A Medicare ACO may also share in any Medicare losses recognized with respect to the aligned beneficiary population. Medicare ACOs participating in a two-sided risk model are liable to CMS for a portion of the Medicare expenditures that exceed a benchmark.

CMS is implementing the NGACO Model under section 1115A of the Social Security Act, which authorizes CMS, through its Center for Medicare and Medicaid Innovation, to test innovative payment and service delivery models that have the potential to reduce Medicare, Medicaid or Children’s Health Insurance Program expenditures while maintaining or improving the quality of beneficiaries’ care. The purpose of the NGACO Model is to test an alternative Medicare ACO payment model. Specifically, this model will test whether health outcomes improve and Medicare Parts A and B expenditures for Medicare fee-for-service beneficiaries decrease if Medicare ACOs (1) accept a higher level of financial risk compared to existing Medicare ACO payment models, and (2) are permitted to select certain innovative Medicare payment arrangements and to offer certain additional benefit enhancements to their assigned Medicare fee-for-service beneficiaries.

APAACO previously submitted an application to participate in the NGACO Model. In connection with the approval by CMS for APACO to participate in the NGACO Model, CMS and APAACO entered into the Participation Agreement, the principal terms and conditions of which are summarized above under Item 1.01, “Entry into a Material Definitive Agreement”.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Next Generation ACO Model Participation Agreement

99.1	Apollo Medical Holdings, Inc. Press Release dated January 19, 2017.

99.2	Apollo Medical Holdings, Inc. Press Release dated January 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: January 20, 2017	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer